                               PROMISSORY NOTE


$20,000,000                                               February 28, 1994
                                                          New York, New York



     FOR VALUE RECEIVED, CRIIMI MAE Inc., a Maryland corporation (the "Company"), hereby promises to pay to Signet Bank/Virginia (the "Lender"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the office of Canadian Imperial Bank of Commerce, New York Agency, 425 Lexington Avenue, New York, NY 10017, the principal sum of Twenty Million Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The date, amount, Type, interest rate, and duration of Interest Period (if applicable) of each Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

     This Note is one of the Notes referred to in the Revolving Credit Agreement (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of February 28, 1994, between the Company, the Lenders named therein and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent, and evidences Loans made by the Lender thereunder. Capitalized terms used in the Note have the respective meanings assigned to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

     This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                                CRIIMI MAE Inc.


                                                By XXXXXXXXXXXX
                                                  -------------------------
                                                  Title:  President

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

                              SCHEDULE OF LOANS

     This Note evidences Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

                                                   Amount
  Date      Prin-                                   Paid,
  Made,     cipal                      Duration    Prepaid,   Unpaid
Continued   Amount   Type                 of      Continued   Prin-
   or         of      of    Interest   Interest       or      cipal   Notation
Converted    Loan    Loan     Rate      Period    Converted   Amount   Made by
- ---------   ------   ----   --------   ---------  ---------   ------  --------


                                     -3-